                                                                    EXHIBIT 99.1

                                     ONEIDA
                                  NEWS RELEASE


INVESTOR RELATIONS CONTACTS:                         PRESS CONTACTS:
Andrew G. Church, Chief Financial Officer            Erin L. Markey, Corporate Public Relations
Oneida Ltd.  (315) 361-3000                          Oneida Ltd. (315) 361-3000



FOR IMMEDIATE RELEASE
---------------------


  ONEIDA LTD. REPORTS FINANCIAL RESULTS FOR FIRST QUARTER ENDED APRIL 30, 2005;

          FIRST QUARTERLY OPERATING INCOME ACHIEVED SINCE JANUARY 2003

ONEIDA, N.Y., June 9, 2005 -- Oneida Ltd. (OTCBB: ONEI) today announced operating and financial results for the first quarter ended April 30, 2005. Operating income for the first quarter was $5.5 million, or 6.1% of revenues, compared to an operating loss of $(1.9) million during the corresponding period last year. The $7.4 million improvement in operating income reflects the favorable impact of the Company's comprehensive restructuring program. Oneida's restructuring efforts are focused on returning Oneida to profitability by reducing the Company's cost structure and eliminating the substantial negative variances created by the Company's non-competitive manufacturing platform.

Revenues for the first quarter were $90.2 million, compared to $111.2 million in the first quarter of the previous fiscal year. The decline in revenues is partially attributed to the August 2004 sale of Encore Promotions, Inc., and the closure of 22 unprofitable Oneida Home Stores during the previous twelve months.

Gross margins improved from $31.0 million (27.8% of revenues) during the three month period ended May 1, 2004, to $31.7 million (35.1% of revenues) during the quarter ended April 30, 2005. The improvement during the current quarter was achieved as a result of the March 22, 2005 sale of the Sherrill, N.Y. manufacturing facility; complete outsourcing of the Company's manufacturing operations; reduction of LIFO valued inventory levels; and a $3.2 million reduction of excess and obsolete inventory write-downs. Operating income was also favorably impacted by the closure of unprofitable Oneida Home Stores; reductions in personnel, employee benefits, general & administrative expenses, and logistics costs.

                                     -more-

Net loss for the first quarter ended April 30, 2005 was $(3.3) million, equal to $(0.07) per share, compared to year-ago net income of $54.4 million, or $3.25 per share. The prior period's net income included non-recurring items, totaling $60.7 million, attributed to the net effect of eliminating the Company's post-retirement medical liabilities, termination of the Company's long-term disability plan and freezing the Company's defined benefit pension plans. Oneida's prior year first quarter loss was $(6.3) million after factoring out the non-recurring items, which equates to a year-over-year quarterly improvement of $3.0 million during the period ended April 30, 2005.

Net cash flow provided by operating activities was $0.9 million during the first quarter ended April 30, 2005, versus net cash used by operating activities of $(16.0) million during the corresponding period last year. Liquidity under the Company's U.S. revolving credit agreement and available cash balances was $22.5 million at April 30, 2005, increased from $22.2 million and $12.2 million at January 29, 2005 and October 30, 2004, respectively.

RESTRUCTURING ACTIVITIES ARE CONTINUING

The following summarizes the major activities and milestones achieved during the first quarter ended April 30, 2005:

     o Appointed Terry G. Westbrook as Oneida's President & Chief Executive Officer.

     o Appointed James E. Joseph as Executive Vice President of Worldwide Sales & Marketing; and James Mylonas to the position of Senior Vice President and General Manager of Oneida's Consumer Division.

     o Completed the sale of the Sherrill, New York manufacturing facility to Sherrill Manufacturing, Inc. on March 22, 2005.

     o Amended the Company's credit agreement, effective April 7, 2005, providing less restrictive financial covenants, consenting to the sale of certain non-core assets and authorizing the release of certain proceeds from the assets sold.

     o Announced the planned closure of Oneida's foodservice distribution facility located in Buffalo, NY. and consolidation of the Company's east coast distribution operations into Oneida, N.Y., which is expected to generate supply chain savings and service level improvements.

"Oneida is entering an exciting new era as the Company's transformation from a manufacturer to a marketing and distribution company with a 100% outsourced manufacturing platform is now complete," said Terry Westbrook, President and Chief Executive Officer. "We are currently focusing our efforts on executing the Company's go-to-market strategy and exploiting our competitive advantages in design, product innovation, global sourcing, customer service, and logistics," said Westbrook.

Oneida is a leading source of flatware, dinnerware, crystal and metal serveware for both the consumer and food service industries worldwide.

                                     -more-

Forward Looking Information

Forward Looking Information With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; difficulties or delays in the development, production and marketing of new products; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to its financing agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of or negative variances at some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; international health epidemics such as the SARS outbreak; the impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.


                               -tables to follow-

                                   ONEIDA LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Thousands of Dollars, except per share data)
                                   (Unaudited)


                                                               For the Three Months Ended
                                                                 April 30,       May 1,
                                                                   2005           2004
                                                                ----------    ----------
Revenues:
  Net Sales .................................................   $   89,736    $  110,645
  License fees ..............................................          486           581
                                                                ----------    ----------
Total  Revenues .............................................       90,222       111,226
                                                                ----------    ----------

Cost of sales ...............................................       58,521        80,254
                                                                ----------    ----------

Gross margin ................................................       31,701        30,972
                                                                ----------    ----------

Operating expenses:
     Selling, distribution and administrative
        expense .............................................       26,334        32,894
     Restructuring expense (Note 2) .........................          341            --
     (Gain) loss on the sale of fixed assets ................         (436)          (14)
                                                                ----------    ----------
Total .......................................................       26,239        32,880

Operating income (loss) .....................................        5,462        (1,908)

Other income ................................................         (558)      (63,738)
Other expense ...............................................          561         2,890
Interest expense including amortization of
  deferred financing costs ..................................        7,959         3,771
                                                                ----------    ----------

(Loss) income before income taxes ...........................       (2,500)       55,169
Income tax expense (Note 3) .................................          800           784
                                                                ----------    ----------
Net (loss) income ...........................................   $   (3,300)   $   54,385
                                                                ==========    ==========

Preferred stock dividends ...................................          (32)          (32)
                                                                ----------    ----------
Net (loss) income available to common shareholders ..........   $   (3,332)   $   54,353
                                                                ==========    ==========

(Loss) income per share of common stock
  Net loss:

        Basic ...............................................   $    (0.07)   $     3.25
        Diluted .............................................        (0.07)         3.25

                                   ONEIDA LTD.
                           CONSOLIDATED BALANCE SHEETS
                              (Thousand of Dollars)



                                                                                        Unaudited       Audited
                                                                                         April 30,     Jan. 29,
                                                                                           2005          2005
                                                                                        ----------    ----------
ASSETS
Current assets:
       Cash .........................................................................   $      905    $    2,064
       Trade accounts receivables, less allowance for doubtful
           accounts of $3,546 and $3,483, respectively ..............................       53,308        53,226
       Other accounts and notes receivable ..........................................        2,690         1,398
       Inventories, net of reserves of $13,915 and $22,405, respectively ............       98,734       106,951
       Other current assets .........................................................        3,935         3,789
                                                                                        ----------    ----------
              Total current assets ..................................................      159,572       167,428
Property, plant and equipment, net ..................................................       17,824        23,149

Assets held for sale ................................................................        5,587         1,263
Goodwill ............................................................................      120,972       121,103
Other assets ........................................................................       15,522        15,869
                                                                                        ----------    ----------
              Total assets ..........................................................   $  319,477    $  328,812
                                                                                        ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Short-term debt ..............................................................   $    8,299    $    9,577
       Accounts payable .............................................................       12,341        14,735
       Accrued liabilities ..........................................................       28,618        33,651

       Accrued restructuring ........................................................          719           524
       Accrued pension liabilities ..................................................       15,106        17,667
       Deferred income taxes ........................................................        1,214         1,214
       Long term debt classified as current .........................................          640         2,572
                                                                                        ----------    ----------
              Total current liabilities .............................................       66,937        79,940
Long term debt ......................................................................      207,649       204,344
Accrued postretirement liability ....................................................        2,646         2,633
Accrued pension liability ...........................................................       27,826        24,254
Deferred income taxes ...............................................................        9,498         9,087
Other liabilities ...................................................................       12,541        12,173
                                                                                        ----------    ----------
              Total liabilities .....................................................      327,097       332,431
                                                                                        ----------    ----------
Commitments and contingencies
Stockholders' (deficit):
Cumulative 6% preferred stock--$25 par value; authorized 95,660 shares, issued
       86,036 shares, callable at $30 per share respectively ........................        2,151         2,151
Common stock--$l.00 par value; authorized 48,000,000 shares,
       issued 47,781,288 shares for both periods ....................................       47,781        47,781

Additional paid-in capital ..........................................................       84,719        84,719
Retained deficit ....................................................................      (87,362)      (84,062)
Accumulated other comprehensive loss ................................................      (33,340)      (32,639)
Less cost of common stock held in treasury; 1,149,364  shares for
both periods ........................................................................      (21,569)      (21,569)
                                                                                        ----------    ----------
              Total stockholders' (deficit): ........................................       (7,620)       (3,619)
                                                                                        ----------    ----------
                   Total liabilities and stockholders' (deficit) ....................   $  319,477    $  328,812
                                                                                        ==========    ==========

                                   ONEIDA LTD.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
            FOR THE THREE MONTHS ENDED APRIL 30, 2005 AND MAY 1, 2004
                                   (Unaudited)
                                 (In Thousands)


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
                                                                                           Three months ended
                                                                                        ------------------------
                                                                                         April 30,       May 1,
                                                                                           2005          2004
                                                                                        ----------    ----------
CASH FLOW (USED) FROM OPERATING ACTIVITIES:
  Net income (loss) .................................................................   $   (3,300)   $   54,385
  Adjustments to reconcile net (loss) income to net cash provided by (used in)
    operating activities:
    Non-cash interest (Payment in Kind) .............................................        3,382          --
    (Gain) on disposal of fixed assets ..............................................         (436)          (14)
    Depreciation and amortization ...................................................          609         2,217
    Deferred income taxes ...........................................................        1,567         1,099
    Pension plan amendment (Note 7) .................................................         --           2,577
    Post retirement health care plan amendment (Note 7) .............................         --         (63,277)
  (Increase) decrease in operating assets:
Receivables .........................................................................       (1,546)       (5,623)

Inventories .........................................................................        7,921        11,907
    Other current assets ............................................................         (166)          141
    Other assets ....................................................................          438        (1,297)
    Decrease in accounts payable ....................................................       (2,184)       (3,533)
    Decrease in accrued liabilities .................................................       (4,059)      (11,102)
    Decrease in other liabilities ...................................................       (1,307)       (3,477)
                                                                                        ----------    ----------

      Net cash provided (used) by operating activities ..............................          919       (15,997)
                                                                                        ----------    ----------

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchases of properties and equipment .............................................         (167)       (1,279)
  Proceeds from dispositions of properties and equipment ............................        1,402         5,517
                                                                                        ----------    ----------

      Net cash provided in investing activities .....................................        1,235         4,238
                                                                                        ----------    ----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock ............................................         --              43
  Decrease in short-term debt .......................................................       (1,278)         (980)
  Payment of long-term debt .........................................................       (2,009)         (769)
  Proceeds from issuance of long-term debt ..........................................            0         9,000
                                                                                        ----------    ----------

      Net cash (used) provided by financing activities ..............................       (3,287)        7,294
                                                                                        ----------    ----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH .............................................          (26)         (206)
                                                                                        ----------    ----------

NET (DECREASE) IN CASH ..............................................................       (1,159)       (4,671)
CASH AT BEGINNING OF YEAR ...........................................................        2,064         9,886
                                                                                        ----------    ----------

CASH AT END OF PERIOD ...............................................................   $      905    $    5,215
                                                                                        ==========    ==========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
 Cash paid during the quarter for:
    Interest ........................................................................   $    3,689    $    3,571
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